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                              EXHIBIT IV

                        CONSENT OF ACCOUNTANT


We hereby consent to the use of our report dated September 15, 1999, on the financial statements of Prime Rate Income & Dividend Enterprises, Inc. and Consolidated Subsidiaries for the two years ended June 30, 1999. Such report is being included in a Registration Statement to be filed by Prime Rate Income & Dividend Enterprises, Inc. on Form 10-SB.


Miller and McCollom, CPA's


 /S/ Miller and McCollom CPA's
 -----------------------------
Lakewood, Colorado
January 24, 1999










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